Exhibit 10.5




HUMAN RESOURCES AND PAYROLL SERVICES AGREEMENT       Effective January 1, 2005
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         THIS OPERATIONS & DATA PROCESSING SERVICE AGREEMENT is made and entered into this 1st day of January, 2005, by and between Republic First Bank ("Customer") and BSC Services Corp ("Servicer"), and updated as necessary to assure an objective allocation of costs, consistent with arms length business practices and all applicable regulations. Actual costs will be billed, based upon good faith estimates of time allocations, unless both parties to the contract agree to a mark-up. Without such mark-up, the services performed are under-market; however, this is acceptable, since neither party is suffering a detriment. So that the Customer can independently gauge the below-market, objective allocation of costs, detail of salary and time allocations will be provided as requested. Should such objective allocations change prior to billings, Customer agrees to modify the next billing to "true up" billings to the actual amounts of the new allocations.

         In consideration of the mutual promises set forth herein, Servicer and Customer agree as follows:



SECTION 1 - SERVICES PROVIDED
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         1.2 Human Resources and Payroll Function. Human resources functions will be provided. Management services include updating and maintaining human resources policies and complying with all related legal requirements, including the preparation of mandated governmental reporting. All payroll and payroll related services will be provided. These services include all elements of the preparation of payroll including maintaining personnel files, benefit administration, and assistance in recruitment. All benefits administration will also be centralized to maximize cost effectiveness.



SECTION 2 - OTHER SERVICES AND OBLIGATIONS
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         2.1 Training. Servicer shall provide to Customer service standard training programs for the purpose of training Customer's personnel in the proper use of Servicer's procedures, systems and reports. Customer shall provide competent personnel for such training and shall cooperate with Servicer in properly scheduling such training in conjunction with Customer's conversion to Servicer's standard training.



SECTION 3 - PAYMENT OF FEES
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         3.1 Service Charges. Customer agrees to pay Servicer for the Services in accordance with the charges set forth in Schedule A attached hereto. Payment shall be due monthly upon receipt of invoice. Any charges not paid within thirty
(30) days of invoice date shall bear interest at the rate of 1% per month. Customer agrees to pay all applicable sales or other taxes with respect to the Services. After expiration of one (1) year from the date of initial processing under this Agreement, the charges shall be reevaluated on the basis of updated time/expense allocations if necessary.



SECTION 4 - TERM OF AGREEMENT
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         4.1 Term. This Agreement is effective and legally binding as of the date hereof and, unless terminated as hereinafter provided, shall continue for a period of ten years from January 1, 2005. Upon agreement of the Boards of Directors of both Customer and Servicer, the term may be shortened or otherwise modified.



SECTION 5 - PROTECTION OF CUSTOMER DATA/AUDIT/COMPLIANCE WITH REGULATIONS
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         5.1 Confidentiality. All data relating to Customer's business provided to Servicer by Customer shall be treated confidentially and safeguarded by Servicer using the same care and discretion, which Servicer uses with data it regards as confidential.

         5.2 Access to Personnel, Systems and Records/Audit. Consistent with normal business standards and regulatory requirements, Servicer will be subject to reasonable access to auditors.


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         5.3 Compliance with Regulations. Servicer agrees to comply with all applicable regulations.



SECTION 6 - TERMINATION
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         6.1 Termination for Default. Either Customer or Servicer may terminate this Agreement upon material default of the other party under this Agreement and failure of such defaulting party to cure such default within one hundred eighty
(180) days after receipt of written notice specifying the event of default claimed. If such default is not cured within such 180-day period, and the terminating party intends to terminate, the terminating party must within ten
(10) days thereafter give thirty (30) days written notice of termination.



SECTION 7 - GENERAL
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         7.1 Governing Law. This Agreement shall be governed by and constructed in accordance with the laws of the State of Delaware. This Agreement has been accepted in and shall be performable in New Castle County, Delaware.

         7.2 Entire Agreement. This Agreement constitutes the entire integrated agreement between the parties, hereby superseding any and all previous representations, understandings or agreements, and may be amended only by an instrument in writing signed by Customer and an executive officer of Servicer. SERVICER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OTHER THAN THOSE CONTAINED HEREIN.

         7.3 Assignment. Neither Customer nor any successor, receiver or assignee shall directly or indirectly assign this Agreement (whether such assignment is effected in connection with a sale of Customer's assets, stock or through merger, an insolvency proceeding or otherwise) without the prior written consent of Servicer.

         7.4 Binding Effect. This Agreement is binding on the parties hereto and their respective successors and assigns. Customer represents that the officer signing below is duly authorized to enter into this Agreement on behalf of Customer. If amended, this Agreement shall be deemed binding on Servicer only when signed by an executive officer of Servicer.

IN WITNESS WHEREOF, Customer and Servicer have entered into this revised Agreement.

                                              BSC Services Corp.

                                              BY: /s/Paul Frenkiel
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                                              Paul Frenkiel

                                              TITLE: Chief Financial Officer

                                              DATE: January 31, 2005
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                                              REPUBLIC FIRST BANK

                                              BY: /s/ Robert Davis
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                                              Robert Davis

                                              TITLE: President

                                              DATE: January 31, 2005
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